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                                                                 Exhibit 8(a)

[MERRILL LYNCH LIFE INSURANCE COMPANY]


                                  CONSENT


I hereby consent to the reference to my name under the heading "Legal Matters" in the prospectus included in Post-Effective Amendment No. 9 to the Registration Statement on Form S-6 for certain variable life insurance contracts issued through Merrill Lynch Life Variable Life Separate Account II of Merrill Lynch Life Insurance Company (File No. 33-43058).

                                      /s/ Barry G. Skolnick
                                      -----------------------
                                      Barry G. Skolnick, Esq.
                                      Senior Vice President and General Counsel

April 29, 1999